Schedule A to

Second Amended and Restated Expense Limitation Agreement of Ashmore Funds

(as assigned from Ashmore Investment Management Limited to Ashmore Investment Advisors

Limited on December 13, 2023)

Amended as of [  ]

Covered Funds

Covered Fund	Class	Expense Limit	Commencement Date*	Expiration Date
Ashmore Emerging Markets Corporate Income Fund	Institutional Class	0.87%	11/25/2010	2/28/2025
	Class A	1.12%	2/21/2011	2/28/2025
	Class C	1.87%	2/21/2011	2/28/2025
Ashmore Emerging Markets Local Currency Bond Fund	Institutional Class	0.77%	11/25/2010	2/28/2025
	Class A	1.02%	2/21/2011	2/28/2025
	Class C	1.77%	2/21/2011	2/28/2025
Ashmore Emerging Markets Short Duration Fund	Institutional Class	0.67%	6/23/2014	2/28/2025
	Class A	0.92%	6/23/2014	2/28/2025
	Class C	1.67%	6/23/2014	2/28/2025
Ashmore Emerging Markets Total Return Fund	Institutional Class	1.02%	11/25/2010	2/28/2025
	Class A	1.27%	2/21/2011	2/28/2025

	Class C	2.02%	2/21/2011	2/28/2025
Ashmore Emerging Markets Equity Fund	Institutional Class	1.02%	6/15/2011	2/28/2025
	Class A	1.27%	9/30/2011	2/28/2025
	Class C	2.02%	9/30/2011	2/28/2025
Ashmore Emerging Markets Small-Cap Equity Fund	Institutional Class	1.27%	9/30/2011	2/28/2025
	Class A	1.52%	9/30/2011	2/28/2025
	Class C	2.27%	9/30/2011	2/28/2025
Ashmore Emerging Markets Frontier Equity Fund	Institutional Class	1.52%	9/25/2013	2/28/2025
	Class A	1.77%	9/25/2013	2/28/2025
	Class C	2.52%	9/25/2013	2/28/2025
Ashmore Emerging Markets Active Equity Fund	Institutional Class	1.02%	11/1/2016	2/28/2025
	Class A	1.27%	11/1/2016	2/28/2025
	Class C	2.02%	11/1/2016	2/28/2025
Ashmore Emerging Markets Equity ESG Fund	Institutional Class	1.02%	1/29/2020	2/28/2025
	Class A	1.27%	1/29/2020	2/28/2025
	Class C	2.02%	1/29/2020	2/28/2025

Ashmore Emerging Markets Low Duration Fund	Institutional Class	0.67%	6/14/2020	2/28/2025
	Class A	0.92%	6/14/2020	2/28/2025
	Class C	1.67%	6/14/2020	2/28/2025
Ashmore Emerging Markets Debt Fund	Institutional Class	0.67%	8/01/2023	2/28/2025
	Class A	0.92%	8/01/2023	2/28/2025
	Class C	1.67%	8/01/2023	2/28/2025
Ashmore Emerging Markets Corporate Income ESG Fund	Institutional Class	0.87%	2/28/2021	2/28/2025
	Class A	1.12%	2/28/2021	2/28/2025
	Class C	1.87%	2/28/2021	2/28/2025

*

The Amended and Restated Expense Limitation Agreement, dated as of December 21, 2010, took effect on the date shown for each Covered Fund. Effective February 28, 2015, Schedule A to the Amended and Restated Expense Limitation Agreement was amended to reduce the Expense Limit for Class A and Class C shares of each Covered Fund (with the exception of Ashmore Emerging Markets Active Equity Fund, Ashmore Emerging Markets Equity ESG Fund, Ashmore Emerging Markets Low Duration Fund (f/k/a Ashmore Emerging Markets Short Duration Select Fund), Ashmore Emerging Markets Debt Fund (f/k/a Ashmore Emerging Markets Investment Grade Income Fund) and Ashmore Emerging Markets Corporate Income ESG Fund, which commenced operations after that date).

Dated as of: December 13, 2023

IN WITNESS WHEREOF, the Trust and the Manager have each caused this amended Schedule A to the Second Amended and Restated Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name:	Matthew Butryman
Title:	Authorized Signatory

ASHMORE INVESTMENT ADVISORS LIMITED

By:
Name:	Alexandra Autrey
Title:	Authorized Signatory

Date: December [ ], 2023

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